Calculation of Filing Fee Tables
S-8
Seneca Foods Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, $0.25 par value per share Class B Common Stock, $0.25 par value per share	Other	300,000	$ 165.935	$ 49,780,500.00	0.0001381	$ 6,874.69
Total Offering Amounts:						$ 49,780,500.00		$ 6,874.69
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 6,874.69
Offering Note
[1]	(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the registration statement on Form S-8 (the "Registration Statement") to which this exhibit relates shall also cover any additional shares of the common stock of Seneca Foods Corporation (the "Corporation") that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of the Corporation's common stock. (2) The Seneca Foods Corporation 2026 Equity Incentive Plan provides that awards may be made in Class A Common Stock or Class B Common Stock, or a combination of those classes of common stock. (3) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rules 457(c) and 457(h) promulgated thereunder. The aggregate offering price is the average of the high and low prices of the Corporation's Class A Common Stock as reported on the Nasdaq Stock Market on July 31, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources